UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2005

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California 92618

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of Micro Therapeutics, Inc. (the “Company”) held on May 26, 2005, the Company’s stockholders approved an amendment to the Company’s 1996 Stock Incentive Plan (the “Incentive Plan”) to increase the number of shares issuable thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Incentive Plan to 6,750,000. In addition, the Company’s stockholders approved an amendment to the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available thereunder by 100,000, bring the total number of shares issuable under the ESPP to 750,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

May 26, 2005	/s/ Thomas C. Wilder
Thomas C. Wilder, III, President and Chief Executive Officer